Exhibit 10.5i
NINTH AMENDMENT TO
THE CONNECTICUT WATER COMPANY
EMPLOYEES’ RETIREMENT PLAN
(as amended and restated as of January 1,1997, except as otherwise provided therein)
1. Paragraph (c) of Section 4.4 is amended to read as follows:
     “(c) A benefit payable in a form other than a straight life annuity must be adjusted to an actuarial equivalent straight life annuity before applying the limitations of this Section 4.4. The actuarially equivalent single life annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the applicable mortality table referenced in Exhibit I of the Plan. In determining the actuarially equivalent straight life annuity for a benefit form other than a nondecreasing annuity payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the annual benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments, “the Applicable Interest Rate,” as defined in Exhibit I of the Plan, will be substituted for “a 5 percent interest rate assumption” in the preceding sentence. Effective for distributions with Benefit Commencement Dates occurring in the Plan Years beginning January 1,2004 and January I, 2005, “a five and one-half percent (5 1/2%) interest rate assumption” shall be substituted for '''the Applicable Interest Rate,’ as defined in Exhibit I of the Plan” in the preceding sentence. No actuarial adjustment to the benefit is required for (1) the value of a qualified joint and survivor annuity, (2) benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), or (3) the value of post-retirement cost-of-living increases made in accordance with Federal Income Tax Regulations. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer.”
2. Except as hereinabove modified and amended, the Plan as amended shall remain in full force and effect.

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CERTIFICATE
     The undersigned hereby certifies that The Connecticut Water Company Employees’ Retirement Plan, as amended and restated effective as of January 1, 1997, except as otherwise provided therein, was duly amended by the Board of Directors of The Connecticut Water Company by a Ninth Amendment on August 9, 2006, and the Plan, as so amended, is in full force and effect.

Date August 9, 2006	/s/ David C. Benoit
David C. Benoit

Title Vice President, Finance and CFO

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